EXHIBIT 16.1

Our Ref: LCH0694/SS/KL/A18/CH1518/16

September 30, 2016

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549

RE:         Love International Group, Inc.

File No. 000-55642

Ladies and Gentlemen:

We have read the statements concerning our firm contained in the Form 8-K of Love International Group, Inc. dated September 30, 2016 and are in agreement with those statements.

Very truly yours

Crowe Horwath (HK) CPA Limited

/s/ Crowe Horwath (HK) CPA Limited

Hong Kong, China